SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                       January 22, 1998 (January 8, 1998)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                             0-26102              04-3196245
(State or Other Jurisdiction           (Commission           (IRS Employer
 of Incorporation                      File Number)          Identification No.)





                              116 Huntington Avenue
                           Boston, Massachusetts 02116
                (Address of Principal Executive Offices Zip Code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)





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Item 5.  Other Events

         1. On January 8, 1998, American Tower Systems (Delaware), Inc. (formerly known as American Tower Systems, Inc. ("ATSI")), an indirect wholly-owned subsidiary of American Radio Systems Corporation ("ARS"), consummated the transactions contemplated by the Stock Purchase Agreement by and among ATSI, OPM-USA, Inc. ("OPM"), a Florida corporation, and the Stockholders of OPM, dated as of September 30, 1997 (the "Stock Purchase Agreement"), pursuant to which ATSI acquired all of the outstanding stock of OPM. Pursuant to the terms of the Stock Purchase Agreement, ATSI paid OPM approximately $21.3 million at closing representing the initial installment in the aggregate purchase price, which could approximate $105.0 million. This initial advance of the purchase price was financed with borrowings under the ATSI credit facility.

         As of December 31, 1997, OPM owned, leased and operated approximately 90 communications tower sites in the southeastern United States (primarily Florida) and was also engaged in the business of managing communication sites for third parties. OPM is in the process of developing an additional 160 towers which are expected to be constructed during the next 12 to 18 months. Pursuant to the terms of the agreement, ATS will finance up to $37.0 million of such construction financing, of which approximately $5.7 million was advanced as of December 31, 1997. Additional installments of the purchase price are contingent upon the number of constructed towers and projected cash flow for these towers and will be made quarterly through August 31, 1999.

         For more information, see the Stock Purchase Agreement, which is incorporated by reference to the ARS Quarterly Report on Form 10-Q for the period ended September 30, 1997.


         2. On January 22, 1998, ATS and ATSI consummated the transaction contemplated by the Agreement and Plan of Merger, dated as of November 21, 1997 (the "Gearon Merger Agreement"), as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of January 22, 1998 ("Amendment No.1"), by and among American Tower Systems Corporation ("ATS"), a subsidiary of ARS, ATSI, Gearon & Co., Inc. ("Gearon"), a Georgia corporation, and J. Michael Gearon, Jr., the principal stockholder of Gearon (the "Gearon Stockholder"), pursuant to which Gearon merged with and into ATSI (the "Gearon Merger"). Pursuant to the Gearon Merger, ATS issued an aggregate of 5,333,333 shares of ATS Class A Common Stock and paid approximately $24.6 million in cash and assumed liabilities of approximately $7.4 million for an aggregate agreed upon consideration of approximately $80.0 million.

         For more information, see the Gearon Merger Agreement, which is incorporated by reference as Exhibit 2.2 to the ARS Current Report on Form 8-K, dated December 23, 1997, Amendment No. 1, which is attached herewith as Exhibit 2.1, and the ARS press release, dated December 3, 1997, which is incorporated by reference as Exhibit 99.2 to the ARS Current Report on Form 8-K, dated December 23, 1997.


         3. On January 22, 1998, ATS consummated the transactions contemplated by the American Tower Systems Corporation Stock Purchase Agreement, dated as of January 8, 1998 (the "ATS Stock Purchase Agreement"), by and among ATS and certain officers, directors and other affiliates of ARS (individually a "Purchaser" and collectively, the "Purchasers"), pursuant to which ATS issued an aggregate of 8,000,000 shares of ATS Class A Common Stock, ATS Class B Common
Stock and ATS Class C Common Stock at a price of $10.00 per share for an aggregate agreed upon consideration of $80.0 million, of which approximately $31.0 was paid in the form of cash and the balance in the form of promissory notes due on the earlier of consummation of the merger of ARS and a subsidiary of CBS Corporation and December 31, 2000, secured by ARS Common Stock.



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         For more information,  see the ATS Stock Purchase  Agreement,  which is attached herewith as Exhibit 10.2, the ATS press release, dated January 8, 1998, which is incorporated by reference as Exhibit 99.1 to the ARS Current Report on Form 8-K, dated January 9, 1998.


Item 7.  Financial Statements and Exhibits

         (c).  Exhibits


         Exhibit 2.1   -  Amendment No. 1, dated as of  January 22, 1998, among
                          ATS, ATSI, Gearon and the Gearon Stockholder.

         Exhibit 2.2   -  Agreement  and  Plan  of  Merger,  dated  as of
                          November 21, 1997, by and among ATS, ATSI, Gearon and the Gearon Stockholder.*

         Exhibit 10.1  -  Stock Purchase Agreement, dated as of September
                          30, 1997, by and among ATSI, OPM-USA, Inc. and the Stockholders of OPM - USA, Inc.**

         Exhibit 10.2  -  ATS  Stock  Purchase  Agreement,  dated  as of
                          January 8, 1998, by and among ATS and the Purchasers.

         Exhibit 99.1  -  ARS Press Release, dated December 3, 1997.***

         Exhibit 99.2  -  ATS Press Release, dated January 8, 1998.****


                  * Filed as Exhibit 2.2 to the ARS Current Report on Form 8-K, dated December 23, 1997.

                  ** Filed as Exhibit 10.6 to the ARS Quarterly Report on Form 10-Q for the period ended September 30, 1997.

                  *** Filed as Exhibit 99.2 to the ARS Current Report on Form 8-K, dated December 23, 1997.

                  **** Filed as Exhibit 99.1 to the ARS Current Report on Form 8-K, dated January 9, 1998.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMERICAN RADIO SYSTEMS
                                       CORPORATION
                                       (Registrant)


Date: January 22, 1998                 By: /s/ Justin D. Benincasa
                                           Name: Justin D. Benincasa
                                           Title: Vice President and
                                                  Corporate Controller